UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1937

Date of Report (Date of earliest event reported): August 31, 2009

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization	File Number)	Identification Number)

201 Daktronics Drive

Brookings, SD 57006

(Address of principal executive office) (zip code)

(605) 697-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

SECTION 8 — OTHER EVENTS

Section 8.01 Other Events

James B. Morgan, Chief Executive Officer and a Director of Daktronics, Inc. (the “Company”), has entered into a Rule 10b5-1 trading plan to sell up to a total of 50,000 shares of the Company’s common stock. Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices and sales may take place beginning on September 3, 2009 and ending on February 28, 2010 unless the plan is terminated sooner. The amount of shares sold on any single day is limited to a maximum of 10,000 shares. Mr. Morgan will not have any control over the timing of any sales under the plan and there can be no assurance that the shares covered by the plan actually will be sold. Mr. Morgan entered into the plan in order to diversify his financial holdings and will continue to have a significant ownership interest in the Company because these shares represent less than 4% of all shares beneficially owned by him. As such, these sales are not significant to his total interest in the Company.

This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company’s stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.
By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: August 31, 2009